The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-249937
Subject to Completion, Dated August 11, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 6, 2020)
6,000,000 Shares

OneMain Holdings, Inc.
Common Stock
OMH (ML), L.P. (the “selling stockholder”), an entity managed by affiliates of Apollo Global Management, Inc. (“Apollo”), is offering 6,000,000 shares of common stock of OneMain Holdings, Inc. (“OMH”) by this prospectus supplement and the accompanying prospectus (the “base offering”). The selling stockholder has also granted the underwriter an option to purchase up to an additional 900,000 shares of common stock from the selling stockholder at a price of $    per share, for 30 days after the date of this prospectus supplement. The shares being sold by the selling stockholder are beneficially owned by affiliates of Apollo. The selling stockholder is part of the Apollo-Värde Group, OMH’s largest indirect stockholder, which, as of the close of business on August 3, 2021, owned approximately 19.4% of the outstanding shares of OMH common stock. Immediately after completion of this offering (assuming no exercise by the underwriter of its option to purchase additional shares), the Apollo-Värde Group will own approximately 14.9% of our outstanding common stock. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “OMF.” On August 10, 2021, the last reported sale price of our common stock on the NYSE was $59.65 per share.
The selling stockholder will receive all net proceeds from the sale of our common stock in this offering and has informed us that it may use a portion of such net proceeds to repay a portion of the loans outstanding under the selling stockholder’s existing margin loan facility. OMH will not receive any proceeds from the sale of shares to be offered by the selling stockholder, including any sales by the selling stockholder pursuant to an exercise by the underwriter of its option to purchase additional shares.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 7 of the accompanying prospectus and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
The underwriter has agreed to purchase the shares of our common stock from the selling stockholder at a price of $    per share, which will result in approximately $    million of aggregate proceeds to the selling stockholder before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For additional information regarding underwriting compensation, see “Underwriting.”
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock against payment on or about   , 2021.
Sole Book-Running Manager
Barclays
   , 2021

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we and the selling stockholder may sell the securities described in the accompanying prospectus at our or their discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information.”
We and the selling stockholder have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may have provided you. The selling stockholder and the underwriter are offering to sell, and seeking offers to buy, these securities only in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in either is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed.
This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of the Company (as defined herein) and the terms of this offering and our common stock, including the merits and risks involved.
We, the selling stockholder and the underwriter are not making any representation to any purchaser of our common stock regarding the legality of the purchaser’s investment in our common stock. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.
S-i

Prospectus Supplement
Prospectus
Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Texas) have laws or regulations which require regulatory approval for the acquisition of “control” of regulated entities. Under some state laws or regulations, there exists a presumption of “control” when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under the insurance statutes of Texas). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that “control” has not been acquired.
S-ii

USE OF NON-GAAP FINANCIAL MEASURES
The SEC has adopted rules to regulate the use of “non-GAAP financial measures” in filings with the SEC and in other public disclosures. These measures are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
We use adjusted pretax income (loss), a non-GAAP financial measure in this prospectus supplement and accompanying prospectus, as a key performance measure of our reported segment, Consumer and Insurance. Adjusted pretax income (loss) represents income (loss) before income taxes on a Segment Accounting Basis (as described below) and excludes direct costs associated with COVID-19 (as defined herein), acquisition-related transaction and integration expenses, net losses resulting from repurchases and repayments of debt, net gain on sale of cost method investment, restructuring charges, additional net gain on sale of equity interests in a joint venture (“sale of SpringCastle interests”), lower of cost or fair value adjustment on loans held for sale, non-cash incentive compensation expense related to the distributions by SFH (as defined herein) to Fortress Investment Group LLC (“Fortress”) resulting from the Apollo-Värde Transaction (as defined herein), and net loss on sale of real estate loans. Management believes adjusted pretax income (loss) is useful in assessing the profitability of our segment and uses adjusted pretax income (loss) in evaluating our operating performance and performance goals established in the Company’s executive compensation program. Adjusted pretax income (loss) is a non-GAAP financial measure and should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP. Segment Accounting Basis refers to a basis used to report the operating results of our segment, which reflects our allocation methodologies for certain costs and excludes the impact of applying purchase accounting.
See “Summary—Summary Consolidated Historical Financial Data” in this prospectus supplement for reconciliations of income (loss) before income taxes on a Segment Accounting Basis to adjusted pretax income (loss). See also Note 18 of the notes to the consolidated financial statements in OMH’s Annual Report on Form 10-K for the year ended December 31, 2020 and Note 13 of the notes to the unaudited condensed financial statements in OMH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which is incorporated by reference herein, for the reconciliation of OMH’s segment information on a Segment Accounting Basis to consolidated financial statement amounts.
INDUSTRY AND MARKET DATA
We obtained the market and competitive position data used or incorporated by reference in this prospectus supplement and accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriter has independently verified such data and neither we nor the underwriter makes any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.
FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying
S-iii

assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking statements.
As set forth more fully under “Part I, Item 1A. Risk Factors” and “Part I, Item 3. Legal Proceedings” in OMH’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
•	adverse changes in general economic conditions, including the interest rate environment and the financial markets;
•
risks associated with the global outbreak of a novel strain of coronavirus (“COVID-19”), including additional strains of COVID-19 that continue to emerge, and the mitigation efforts by governments and related effects on us, our customers, and our employees;

•
our estimates of the allowance for finance receivable losses may not be adequate to absorb actual losses, causing our provision for finance receivable losses to increase, which would adversely affect our results of operations;

•	increased levels of unemployment and personal bankruptcies;
•	adverse changes in the rate at which we can collect or potentially sell our finance receivables portfolio;
•	natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or our branches or other operating facilities;
•	war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, or other events disrupting business or commerce;
•
risks related to the acquisition or sale of assets or businesses or the formation, termination, or operation of joint ventures or other strategic alliances, including increased loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers;

•
a failure in or breach of our operational or security systems or infrastructure or those of third parties, including as a result of cyber-attacks, or other cyber-related incidents involving the loss, theft or unauthorized disclosure of personally identifiable information (“PII”) of our present or former customers;

•	our credit risk scoring models may be inadequate to properly assess the risk of customer unwillingness or lack of capacity to repay;
•	adverse changes in our ability to attract and retain employees or key executives to support our businesses;
•
increased competition, or changes in customer responsiveness to our distribution channels, an inability to make technological improvements, and the ability of our competitors to offer a more attractive range of personal loan products than we offer;

•
changes in federal, state, or local laws, regulations, or regulatory policies and practices that adversely affect our ability to conduct business or the manner in which we currently are permitted to conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations, including effects of the Tax Cuts and Jobs Act, the Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act of 2021, and the American Rescue Plan Act of 2021;

•	risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves;
S-iv

•	our inability to successfully implement our growth strategy for our consumer lending business;
•	a change in the proportion of secured loans may affect our finance receivables and portfolio yield;
•	increases in actual or projected delinquencies or net charge-offs or declines in collateral values;
•
potential liability relating to finance receivables which we have sold or securitized or may sell or securitize in the future if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions;

•	the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations, including any associated litigation and damage to our reputation;
•
the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any associated litigation and damage to our reputation;

•	our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with our debt covenants;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	any material impairment or write-down of the value of our assets;
•
the ownership of OMH’s common stock continues to be highly concentrated, which may prevent other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;

•	the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital;
•
our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry or limit our ability to incur additional borrowings;

•	our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;
•	changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices;
•	management estimates and assumptions, including estimates and assumptions about future events, may prove to be incorrect; and
•	other risks described in “Risk Factors” in this prospectus supplement.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified or incorporated by reference in this prospectus supplement and the accompanying prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
S-v

SUMMARY
This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including the financial statements and the notes to those statements.
In this prospectus supplement, except as otherwise indicated or the context otherwise requires, each reference to (i) “OMFC” refers to OneMain Finance Corporation, a direct wholly-owned subsidiary of OMH, (ii) “OMH” refers to OneMain Holdings, Inc. and (iii) “the Company,” “we,” “us” and “our” refers to OMH and its subsidiaries, whether directly or indirectly owned.
We are a leading lending exclusive consumer finance company providing responsible personal loan products to customers through our branch network and the internet. We have over a 100-year track record of high-quality origination, underwriting and servicing of personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allows us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.
We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry. Our business model revolves around an effective origination, underwriting, and servicing process that leverages each branch office’s local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer’s household budget, and his or her willingness and capacity to repay the loan.
In connection with our personal loan business, our insurance subsidiaries offer our customers credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans. As of June 30, 2021, we had $18.2 billion of net finance receivables due from approximately 2.27 million personal loans.
We also pursue strategic acquisitions and dispositions of assets and businesses, including loan portfolios and other financial assets, as well as fee-based opportunities in servicing loans for others in connection with potential strategic portfolio acquisitions through our centralized operations.
Our Corporate History and Corporate Information
OMH is a financial services holding company whose subsidiaries engage in the consumer finance and insurance business. OMH was incorporated in Delaware in 2013. OMFC was incorporated in Indiana in 1927 as successor to a business started in 1920.
On June 25, 2018, an investor group led by certain entities managed by affiliates of Apollo and Värde Partners, Inc. (“Värde”), which we refer to collectively herein as the Apollo-Värde Group, completed its purchase of 54,937,500 shares (the “Apollo-Värde Transaction”) of OMH common stock beneficially owned by Springleaf Financial Holdings, LLC (“SFH”) representing the entire holdings of OMH’s stock beneficially owned by a private equity fund managed by an affiliate of Fortress, for an aggregate purchase price of approximately $1.4 billion in cash. On February 16, 2021, the Apollo-Värde Group completed the sale of 9,200,000 shares of OMH common stock at $53.00 per share in an underwritten public offering. On May 4, 2021, the Apollo-Värde Group completed the sale of 9,200,000 shares of OMH common stock at $53.50 per share in an underwritten public offering. On August 3, 2021, Apollo completed the sale of 10,925,000 shares of OMH common stock in an underwritten public offering (the “Apollo Secondary Offering”), of which 1,700,000 shares were purchased by OMH from the underwriter at a purchase price of $58.36 per share, which is equal to the price at which the underwriter purchased such shares from Apollo in the offering (the “Concurrent Share Buyback”). The Apollo-Värde Group is OMH’s largest indirect stockholder and, after giving effect to the Apollo Secondary Offering and the Concurrent Share Buyback, owned approximately 19.4% of the outstanding shares of OMH common stock as of the close of business on August 3, 2021.

Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708, and our telephone number is (812) 424-8031. Our website address is www.omf.com. The information on our website is not a part of this prospectus supplement and is not incorporated into this prospectus supplement or the accompanying prospectus by reference.
Recent Developments
Cash Dividends to OMH’s Common Stockholders
On July 21, 2021, the OMH Board of Directors (the “Board”) declared a dividend of $4.20 per share payable on August 13, 2021 to record holders of OMH common stock as of the close of business on August 6, 2021.
Stock Repurchase Program
During the second quarter of 2021, OMH commenced its stock repurchase program. During the three months ended June 30, 2021, OMH repurchased and held in treasury 612,355 shares of its common stock for an aggregate total of $35 million, including commissions and fees. As of June 30, 2021, OMH had $120 million of authorized share repurchase capacity, excluding fees and commissions, of its outstanding common stock remaining under the program. The timing and amount of any additional shares repurchased will be determined by OMH based on its evaluation of market conditions and other factors and will be made in accordance with applicable securities laws in either the open market or in privately negotiated transactions. OMH is not obligated to purchase any shares under the program, and the program has no end date, and may be modified, suspended or discontinued at any time. The actual timing, number and share price of shares repurchased will depend on a number of factors, including the market price of OMH’s outstanding common stock, general market and economic conditions, and applicable legal requirements. The stock repurchase program is expected to be funded by cash on hand and future cash generated from ongoing operations.
Apollo Secondary Offering and Concurrent Share Buyback
On July 29, 2021, OMH entered into an underwriting agreement (the “Underwriting Agreement”) with an entity managed by affiliates of Apollo, in its capacity as a selling stockholder (the “Selling Stockholder”), and Barclays Capital Inc., as underwriter (the “Underwriter”), for the sale by the Selling Stockholder of up to 10,925,000 shares of OMH common stock beneficially owned by Apollo, which included an option for the Underwriter to purchase up to 1,425,000 additional shares of OMH common stock. On July 30, 2021, the Underwriter exercised in full its option to purchase additional shares of OMH common stock, and on August 3, 2021, the offering and sale of 10,925,000 shares by the Selling Stockholder to the Underwriter was completed. OMH did not receive any proceeds from the sale of the shares by the Selling Stockholder.
Also pursuant to the Underwriting Agreement, on August 3, 2021, OMH purchased from the Underwriter 1,700,000 of the shares of OMH common stock that were the subject of the offering at a purchase price of $58.36 per share, which is equal to the price at which the Underwriter purchased the shares from the Selling Stockholder, resulting in an aggregate purchase price of $99.2 million. The terms and conditions of the Concurrent Share Buyback were reviewed and approved by a special committee of the Board, comprised of independent and disinterested directors of OMH. The Concurrent Share Buyback was made pursuant to a new Board authorization and did not reduce availability under OMH’s stock repurchase program commenced during the second quarter of 2021. The Concurrent Share Buyback was funded from OMH’s existing cash on hand, of which OMH had approximately $1.8 billion as of June 30, 2021. The Underwriter did not receive any compensation for the shares of OMH common stock repurchased by OMH.
2028 Senior Notes Offering
On August 11, 2021, OMFC, a direct subsidiary of OMH, issued $600.0 million aggregate principal amount of its 3.875% Senior Notes due 2028 (the “2028 Senior Notes”) in an underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission. The 2028 Senior Notes are guaranteed on an unsecured basis by OMH. The net proceeds from the 2028 Senior Notes offering will be used for general corporate purposes, which may include debt repurchases and repayments.

The Offering
Common stock offered by the selling stockholder
6,000,000 shares (the “base offering”) (or 6,900,000 shares if the underwriter exercises in full its option to purchase additional shares as described below).
Common stock to be outstanding after this offering1
132,046,200 shares.
Option to purchase additional common stock
The selling stockholder has granted the underwriter an option to purchase up to 900,000 additional shares of common stock. The underwriter may exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting.”
Use of Proceeds
The selling stockholder will receive all net proceeds from the sale of our common stock in this offering and has informed us that it may use a portion of such net proceeds to repay a portion of the loans outstanding under the selling stockholder’s existing margin loan facility. We will not receive any proceeds from the sale of common stock in this offering, including any sales by the selling stockholder pursuant to an exercise by the underwriter of its option to purchase additional shares. See “Use of Proceeds.”
Dividend Policy
We paid cash dividends in each quarter of 2019 and 2020 and in the first and second quarters of 2021 and, on July 21, 2021, we declared a dividend of $4.20 per share payable on August 13, 2021 to record holders of OMH common stock as of the close of business on August 6, 2021. While we currently intend to pay a minimum quarterly dividend, currently $0.70 per share, for the foreseeable future, all subsequent dividends will be reviewed and declared at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, cash flows, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that the board of directors deems relevant. See “Dividend Policy.”
NYSE Symbol for Common Stock
OMF.
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors” and in the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K filed by OMH and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus in deciding whether to purchase our common stock.
1
As of the close of business on August 3, 2021, we had 132,046,200 shares outstanding. The number of shares of common stock outstanding as of the close of business on August 3, 2021 excludes 1,004,940 unvested restricted stock units (including performance-based restricted stock units, assuming maximum performance is achieved) that have been granted to certain of our non-employee directors, executive officers and other employees.

Summary Consolidated Historical Financial Data
The following tables present our summary historical financial information as of and for the periods described below.
The summary historical consolidated statement of operations data for the years ended December 31, 2020, 2019 and 2018 and the summary historical consolidated balance sheet data as of December 31, 2020 and 2019 have been derived from OMH’s audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.
The summary historical consolidated statement of operations data for the six months ended June 30, 2021 and June 30, 2020 and the summary historical consolidated balance sheet data as of June 30, 2021 have been derived from OMH’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical consolidated balance sheet data as of June 30, 2020 has been derived from OMH’s unaudited condensed consolidated financial statements for the six months then ended, which are not incorporated by reference herein. The unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation of the information set forth herein. Interim results of operations are not necessarily indicative of the results to be expected for the full year.
The summary historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s audited consolidated financial statements and related notes in OMH’s Annual Report on Form 10-K for the year ended December 31, 2020 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s unaudited condensed consolidated financial statements and related notes in OMH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which is incorporated by reference herein.
	For the Six Months Ended June 30,		For the Years Ended December 31,
(dollars in millions, except per share amounts)	2021	2020	2020	2019	2018
Consolidated Statements of Operations Data:
Interest income	$ 2,130	$ 2,184	$ 4,368	$ 4,127	$ 3,658
Interest expense	465	527	1,027	970	875
Provision for finance receivable losses	130	954	1,319	1,129	1,048
Net interest income after provision for finance receivables losses	1,535	703	2,022	2,028	1,735
Other revenues	241	289	526	622	574
Other expenses	766	831	1,571	1,552	1,685
Income before income taxes	1,010	161	977	1,098	624
Income tax expense	247	40	247	243	177
Net income	$763	$121	$730	$855	$447

Earnings per share of OneMain Holdings, Inc.:
Basic	$5.68	$0.90	$5.42	$6.28	$3.29
Diluted	$5.67	$0.90	$5.41	$6.27	$3.29

	At June 30,		At December 31,
(dollars in millions)	2021	2020	2020	2019
Consolidated Balance Sheet Data:
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	$ 15,435	$ 14,606	$ 15,044	$ 16,767
Total assets	22,377	22,508	22,471	22,817
Long-term debt(a)	17,605	18,010	17,800	17,212
Total liabilities	18,840	19,337	19,030	18,487
Total shareholders’ equity	3,537	3,171	3,441	4,330
(a)	Long-term debt is comprised of the following:
	At June 30,		At December 31,
(dollars in millions)	2021	2020	2020	2019
Long-term debt:
Consumer securitization debt	$7,466	$7,835	$7,789	$7,643
Total existing senior notes	9,967	10,003	9,839	9,397
Total existing senior debt	17,433	17,838	17,628	17,040
Junior subordinated debt (hybrid debt)	172	172	172	172
Total debt	$17,605	$18,010	$17,800	$17,212
Non-GAAP Financial Measures
Adjusted Pretax Income (Loss). Management uses adjusted pretax income (loss), a non-GAAP financial measure, as a key performance measure of our segment. Adjusted pretax income (loss) is a non-GAAP financial measure and should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP. See “Use of Non-GAAP Financial Measures.”
OMH’s reconciliations of income (loss) before income taxes on a Segment Accounting Basis to adjusted pretax income (loss) (non-GAAP) by segment were as follows:
	Six Months Ended June 30,		Year Ended December 31,
(dollars in millions)	2021	2020	2020	2019	2018
Consumer and Insurance
Income before income taxes—Segment Accounting Basis	$1,041	$179	$1,021	$1,168	$787
Adjustments:
Direct costs associated with COVID-19(1)	4	9	17	—	—
Acquisition-related transaction and integration expenses	—	8	11	14	47
Net loss on repurchases and repayments of debts	39	—	36	30	63
Net gain on sale of cost method investment	—	—	—	(11)	—
Restructuring charges	—	7	7	5	8
Adjusted pretax income (non-GAAP)	$1,084	$203	$1,092	$1,206	$905

Other
Loss before income tax benefit—Segment Accounting Basis	$(4)	$(2)	$(9)	$(3)	$(131)
Adjustments:
Additional net gain on sale of SpringCastle interests	(1)	—	(4)	(7)	—
Lower of cost or fair value adjustment(2)	2	—	7	—	—

	Six Months Ended June 30,		Year Ended December 31,
(dollars in millions)	2021	2020	2020	2019	2018
Non-cash incentive compensation expense	—	—	—	—	106
Net loss on sale of real estate loans(3)	—	—	—	1	6
Adjusted pretax loss (non-GAAP)	$(3)	$(2)	$(6)	$(9)	$(19)
(1)
Direct costs associated with COVID-19 include (i) information technology costs to transition employees to work remotely, (ii) branch, central operations, and corporate locations sanitization services and supplies, (iii) installation of protective barriers and other appropriate safety measures and (iv) other costs and fees directly related to COVID-19.

(2)
The carrying value of the remaining real estate loans classified in finance receivables held for sale exceeded their fair value, and accordingly, were marked to fair value and an impairment was recorded in other revenue during the six months ended June 30, 2021 and year ended December 31, 2020.

(3)
In 2019 and 2018, the resulting impairments of finance receivables held for sale that remained after the February 2019 and the December 2018 real estate loan sales were combined with the respective gains on sales.

RISK FACTORS
Investing in our common stock involves risks. Please see the risk factors described in OMH’s most recent Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
These risks, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. In that case, the value or trading price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS
The selling stockholder will receive all net proceeds from the sale of our common stock in this offering and has informed us that it may use a portion of such net proceeds to repay a portion of the loans outstanding under the selling stockholder’s existing margin loan facility. We will not receive any proceeds from the sale of common stock in this offering, including any sales by the selling stockholder pursuant to an exercise by the underwriter of its option to purchase additional shares. See “Summary—The Offering.”
DIVIDEND POLICY
OMH previously did not pay any dividends on its common stock from its initial public offering in 2013 through 2018. In February 2019, the Board announced a program of quarterly dividends. OMH paid cash dividends in each quarter of 2019 and 2020 and in the first and second quarters of 2021 and, on July 21, 2021, OMH declared a dividend of $4.20 per share payable on August 13, 2021 to record holders of OMH common stock as of the close of business on August 6, 2021. While OMH currently intends to pay its minimum quarterly dividend, currently $0.70 per share, for the foreseeable future, and announced its intention to evaluate dividends above the minimum every first and third quarter, all subsequent dividends will be reviewed and declared at the discretion of the Board and will depend on many factors, including our financial condition, earnings, cash flows, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends, and other considerations that the Board deems relevant. OMH’s dividend payments may change from time to time, and the Board may choose not to continue to declare dividends in the future.
Because OMH is a holding company and has no direct operations, it will only be able to pay dividends from available cash on hand and any funds OMH receives from its subsidiaries. Our insurance subsidiaries are subject to regulations that limit their ability to pay dividends or make loans or advances to OMH, principally to protect policyholders, and certain of our debt agreements may limit the ability of certain of our subsidiaries to pay dividends. See Notes 9 and 11 of the notes to the consolidated financial statements in Part II, Item 8 of OMH’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, for additional information regarding our debt agreements and our insurance subsidiary dividends, respectively. Under Delaware law, dividends may be payable only out of surplus, which is calculated as our net assets less our liabilities and our capital, or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

SELLING STOCKHOLDER
As of the close of business on August 3, 2021, the selling stockholder owned approximately 19.4% of our outstanding common stock. The selling stockholder is part of the Apollo-Värde Group, OMH’s largest indirect stockholder. The shares of common stock being sold in this offering are solely for the account of certain entities managed by affiliates of Apollo. V-OMH (ML) II, L.P., an entity managed by an affiliate of Värde and part of the Apollo-Värde Group, is not selling any shares in this offering.
The following table sets forth information regarding the ownership of our common stock by the selling stockholder. The percentage of beneficial ownership of our common stock before this offering is based on 132,046,200 shares of common stock outstanding as of the close of business on August 3, 2021. Beneficial ownership means that the person has or shares voting power or investment power with respect to the shares of Company common stock or the person has the right to acquire the shares within 60 days following August 3, 2021.
The selling stockholder is party to a Stockholders Agreement (as defined below) with us pursuant to which the selling stockholder and certain of its affiliates have the right, in certain circumstances, to require us to register their shares of our common stock under the Securities Act for sale into the public markets. See “—Material Relationships with Selling Stockholder” below for additional information.
We will not receive any proceeds from the sale of common stock in this offering by the selling stockholder, including any sales by the selling stockholder pursuant to an exercise by the underwriter of its option to purchase additional shares. We will bear the costs associated with the sale of shares of common stock by the selling stockholder. See “Underwriting.”
	Beneficial Ownership Prior to Offering		Number of Shares of Common Stock Being Offered Hereby Assuming Underwriter’s Option is Not Exercised	Beneficial Ownership After Offering Assuming Underwriter’s Option is Not Exercised(c)		Number of Shares of Common Stock Being Offered Hereby Assuming Underwriter’s Option is Exercised	Beneficial Ownership After Offering Assuming Underwriter’s Option is Exercised(c)
Name	Common Stock	Percentage of Common Stock		Common Stock	Percentage of Common Stock		Common Stock	Percentage of Common Stock
Apollo Management Holdings GP, LLC(a)(b)	25,612,500	19.4%	6,000,000	19,612,500	14.9%	6,900,000	18,712,500	14.2%
(a)
All information about Apollo is based on a Schedule 13D/A (the “Apollo Schedule 13D”) filed with the SEC by Apollo Management Holdings GP, LLC and the other reporting persons listed therein on May 6, 2021. As set forth in the Apollo Schedule 13D, each of Apollo Management Holdings GP, LLC, Apollo Management Holdings, L.P., Apollo Management GP, LLC, Apollo Management, L.P., AIF VIII Management, LLC, Management VIII, Uniform GP, and OMH Holdings, L.P. beneficially owns and has shared voting and dispositive power over 25,612,500 shares of Company common stock; each of OMH (ML), L.P and OMH (ML) GP, LLC beneficially owns and has shared dispositive power over 18,060,208 shares of Company common stock (up to 6,900,000 of which are being sold in this offering, assuming the underwriter’s option to purchase additional shares is exercised in full); and each of V-OMH (ML) II, L.P and V-OMH (ML) GP II, LLC beneficially owns and has shared voting power over 7,552,292 shares of Company common stock (none of which are being sold in this offering). Various relationships among such persons are described in the Apollo Schedule 13D. As set forth in the Apollo Schedule 13D, the principal address for OMH (ML), L.P, OMH (ML) GP, LLC, and OMH Holdings, L.P. is One Manhattanville Road, Suite 201, Purchase, New York 10577; the principal address for V-OMH (ML) II, L.P and V-OMH (ML) GP II, LLC is 901 Marquette Avenue, South, Suite 3300, Minneapolis, MN 55402; and the principal address of each of Apollo Management Holdings, GP, LLC, Apollo Management Holdings, L.P., Apollo Management GP, LLC, Apollo Management, L.P., AIF VIII Management, LLC, Management VIII, and Uniform GP is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(b)
As of December 16, 2019, the Apollo-Värde Group informed OMH that it had undertaken to pledge all of its 54,937,500 shares of Company common stock beneficially owned at that time pursuant to margin loan agreements and related documentation on a non-recourse basis. The Apollo-Värde Group further informed OMH that the loan to value ratio in connection with the loans on January 22, 2021 was equal to approximately 19%. The Apollo-Värde Group informed OMH that the margin loan agreements contain customary default provisions, and in the event of an event of default under the loan agreements, the lenders thereunder may foreclose upon any and all shares of Company common stock pledged to them. In connection with the margin loan facility, on December 16, 2019, OMH Holdings, L.P. contributed 43,581,932 shares of Company common stock to OMH (ML), L.P. and 11,355,568 shares of Company common stock to V-OMH (ML) II, L.P. Accordingly, among the Apollo-Värde Group, the selling stockholder, an entity managed by affiliates of Apollo, and V-OMH (ML) II, L.P., an entity managed by an affiliate of Värde, are the holders of record of the securities of the Company. During the first and second quarters of 2021, the selling stockholder and V-OMH (ML) II, L.P. sold 14,596,724 and 3,803,276 shares of Company common stock, respectively, in underwritten registered public offerings. On August 3, 2021, the selling stockholder sold an additional 10,925,000 shares of OMH common stock in an underwritten registered public offering.

(c)	The percentage of beneficial ownership of our common stock after this offering is based on 132,046,200 shares of common stock outstanding as of the close of business on August 3, 2021.

Material Relationships with Selling Stockholder
On June 25, 2018, an investor group led by funds managed by affiliates of the Apollo-Värde Group completed the Apollo-Värde Transaction for an aggregate purchase price of approximately $1.4 billion in cash. On February 16, 2021, the Apollo-Värde Group completed the sale of 9,200,000 shares of OMH common stock at $53.00 per share in an underwritten public offering. On May 4, 2021, the Apollo-Värde Group completed the sale of 9,200,000 shares of OMH common stock at $53.50 per share in an underwritten public offering. On August 3, 2021, Apollo completed the sale of 10,925,000 shares of OMH common stock at $58.36 per share in an underwritten public offering. The Apollo-Värde Group is OMH’s largest indirect stockholder and has significant influence over all matters requiring a stockholder vote. As of the close of business on August 3, 2021, the Apollo-Värde Group owned approximately 19.4% of the outstanding shares of OMH common stock.
The selling stockholder is party to the amended and restated stockholders agreement with us, dated June 25, 2018 (the “Stockholders Agreement”), which sets forth certain significant provisions that will survive the consummation of this offering relating to, among other things, the designation of directors for nomination and election to the Board, demand and piggyback registration rights, indemnification and expense reimbursement, Board observer rights, and matters reserved for approval of the disinterested independent directors. In accordance with the Stockholders Agreement, the Apollo-Värde Group has designated Messrs. Mamik, Michelini, Sinensky and Smith and Mses. Hall and Soranno Keating to the Board (each, a “designated director”).
After giving effect to this offering the Apollo-Värde Group will beneficially own less than 20% but greater than 10% of the voting power of OMH common stock. Accordingly, the Apollo-Värde Group will continue to have the ability pursuant to the Stockholders Agreement to designate a number of directors (rounded up to the nearest whole number) required to maintain the Apollo-Värde Group’s proportional representation on the Board, or so long as the Apollo-Värde Group, in the aggregate, beneficially owns at least 10% of the voting power of OMH common stock. The Apollo-Värde Group will be required to take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated directors’ respective terms such that the number of directors (rounded up to the nearest whole number) designated by the Apollo-Värde Group after such resignations equals the Apollo-Värde Group’s proportional representation on the Board. However, a designated director is not required to resign from the Board at or prior to the end of such designated director’s term if the Nominating and Corporate Governance Committee of the Board recommends the nomination of such director for election at the next annual meeting of OMH stockholders coinciding with the end of such designated director’s term.
The Stockholders Agreement and other transactions with affiliates of the Apollo-Värde Group are described more fully in the section titled “Description of Capital Stock—Amended and Restated Stockholders Agreement” of the accompanying prospectus and the section titled “Certain Relationships and Related Party Transactions” of OMH’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2021, which is incorporated by reference herein. See “Incorporation by Reference” and “Where You Can Find More Information.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock to non-U.S. holders (as defined below) that acquire our common stock for cash pursuant to this offering at the price shown on the cover of this prospectus supplement. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (“the Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as broker-dealers, insurance companies, U.S. expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting, persons subject to alternative minimum tax, persons that are, or hold their shares of our common stock through, partnerships or other pass-through entities, or persons that hold our common stock as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes), all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any foreign, state or local tax consequences or any U.S. federal tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold our common stock as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
Potential investors should consult their tax advisors as to the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of our common stock, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
A “non-U.S. holder” means any beneficial owner of our common stock (as determined for U.S. federal income tax purposes), that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. holder. For purposes of this discussion, a “U.S. holder” means a beneficial owner of our common stock (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, an individual who is a citizen or resident of the United States, a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Distributions
Distributions with respect to our common stock will be treated as dividends to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution on a share of our common stock exceeds our current and accumulated earnings and profits, the excess will be treated first as a return of capital to the extent of a holder’s adjusted tax basis in such share of our common stock, determined separately for each share, and thereafter as capital gain from the sale or exchange of such share, subject to the tax treatment described below in “—Dispositions.”
Subject to discussions below of backup withholding and FATCA (defined below), generally, distributions treated as dividends paid to a non-U.S. holder with respect to our common stock will be subject to a 30% U.S. federal withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Unless an applicable income tax treaty provides otherwise, distributions treated as dividends that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States are generally subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person for U.S. federal income tax purposes and are exempt from the 30% U.S. federal withholding tax described above (assuming compliance with certain certification requirements). A non-U.S. holder that is a corporation may also, under certain circumstances, be subject to a “branch profits tax” at a rate of 30% (or lower applicable treaty rate) on its effectively connected earnings and profits (subject to adjustments).
To claim the benefit of an applicable income tax treaty or an exemption from withholding because the income is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, a non-U.S. holder generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an applicable income tax treaty) or Form W-8ECI (for income effectively connected with a trade or business within the United States) or other suitable form. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Dispositions
Subject to discussions below of backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain recognized on the sale or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder), (ii) in the case of a non-U.S. holder who is a non-resident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, or (iii) we are or have been a “United States real property holding corporation” at any time within the shorter of the five-year period ending on the date of such disposition or the period that such non-U.S. holder held our common stock and either (a) our common stock was not treated as regularly traded on an established securities market at any time during the calendar year in which the disposition occurs, or (b) such non-U.S. holder owns or owned (actually or constructively) more than five percent of our common stock at any time during the shorter of the two periods mentioned above. Our common stock is currently listed on the NYSE, and we believe that, for as long as our common stock continues to be so listed, our common stock will be treated as regularly traded on an established securities market. We have determined that we have not been and are not currently a United States real property holding corporation, and we do not believe that we will become a United States real property holding corporation although no assurance can be given in this regard. Potential investors should consult their tax advisors regarding the application of these rules.
Unless an applicable income tax treaty provides otherwise, if any gain or loss on the disposition of our common stock is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States, such gain or loss will be recognized in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received for our common stock and (ii) the non-U.S. holder’s basis in our common stock. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if our common stock has been held for more than one year. Any such gain generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person for U.S. federal income tax purposes, and in the case of a non-U.S. holder that is a corporation, such gain may also, under certain circumstances, be subject to a branch profits tax at a rate of 30% (or a lower applicable treaty rate) on its effectively connected earnings and profits (subject to adjustments). If a non-U.S. holder is an individual that is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, the non-U.S. holder generally will be subject to U.S. federal income tax at a flat rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our common stock, which may be offset by certain U.S. source capital losses, provided that such non-U.S. holder has timely filed U.S. federal income tax returns properly reporting such losses.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock and the amount of tax, if any, withheld with respect to those payments. Unless you comply with certification procedures to establish that you are not a U.S. person for U.S. federal income tax purposes, information returns may also be filed with the IRS in connection with the proceeds from a sale or other taxable disposition of our common stock. Copies of information returns that are filed with the IRS may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is organized under the provisions of an applicable income tax treaty or agreement.

You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other taxable disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA” and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds, and whether such institutions are the beneficial owners or intermediaries), unless such institution enters into an agreement with the U.S. Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Similarly, dividends in respect of our common stock held by or through a non-financial non-U.S. entity (whether such entity is a beneficial owner or intermediary) that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the IRS. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country may modify the foregoing requirements.
Current provisions of the Code and U.S. Treasury Regulations that govern FATCA treat gross proceeds from a sale or other disposition of relevant financial instruments (including our common stock) as subject to FATCA withholding. Under proposed U.S. Treasury Regulations, however, such gross proceeds are not subject to FATCA withholding. In its preamble to such proposed U.S. Treasury Regulations, the IRS has stated that taxpayers may generally rely on the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.
We will not pay any additional amounts to stockholders in respect of any amounts withheld. Potential investors should consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

UNDERWRITING
Barclays Capital Inc. is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder and the underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, 6,000,000 shares of our common stock.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if it purchases any of these shares.
The underwriter has agreed to purchase the shares of common stock from the selling stockholder at a price of $   per share, which will result in approximately $   million of proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. Covering transactions involve purchases of the shares of our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.
The selling stockholder has granted the underwriter an option to purchase up to 900,000 additional shares of common stock at a price of $   per share. The underwriter may exercise this option at any time within 30 days from the date of this prospectus supplement.
To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase the additional shares of common stock.
We estimate that the total expenses of the offering will be approximately $0.5 million.
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by the underwriter, subject to approval of legal matters by the underwriter’s counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
No Sales of Similar Securities
We and the selling stockholder, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•	offer, pledge, sell or contract to sell any common stock,
•	sell any option or contract to purchase any common stock,
•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,
•	otherwise dispose of or transfer any common stock,
•	request or demand that we file a registration statement related to the common stock, or
•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to (I) pledges of any shares of our common stock made by the selling stockholder pursuant to the selling stockholder’s existing margin loan facility or any foreclosure actions by the lenders under such facility or (II) transfers: (a) as a bona fide gift or gifts; (b) to any trust for the direct or indirect benefit of the executive officer or director or the immediate family of the executive officer or director (“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (c)(1) to another corporation, partnership or other business entity that is a controlled or managed affiliate of the selling stockholder, executive officer or director, as applicable, or (2) as a distribution to limited or general partners, members, stockholders or other equity holders of the selling stockholder; (d) to funds managed by or entities controlled by an affiliate of the selling stockholder and other “permitted transferees” under the Stockholders Agreement; (e) to the selling stockholder’s affiliates or to any investment fund or other entity controlled or managed by the selling stockholder; (f) by will or intestacy or if the transfer occurs by operation of law, such as rules of descent and distribution, or pursuant to a qualified domestic order or in connection with a divorce settlement; (g) for an executive officer or director, under any written plan meeting the requirements of Rule 10b5-1 under the Exchange Act in effect on the date hereof; (h) the shares to be sold by the selling stockholder pursuant to the underwriting agreement, including the underwriter’s option to purchase additional shares as described in this prospectus supplement; (i) the exercise of options or warrants to purchase shares of common stock of the Company or the conversion of outstanding preferred stock of the Company into shares of common stock of the Company, provided that any shares of common stock issued pursuant thereto will remain subject to the transfer restrictions for the remainder of the lock-up period; or (j) the disposition or withholding of any shares of common stock in order to pay taxes in connection with the vesting of any restricted stock units or restricted stock awards or the exercise of options issued pursuant to the Company’s existing equity incentive plans; provided that, (i) with respect to (a), (b), (c), (d), (e) and (f) above (irrespective of whether such transfer involves a disposition of value, to the extent permitted), each donee, trustee, distributee, or transferee, as the case may be, shall agree to be bound by the lock-up restrictions; (ii) any transfer described under (a), (b) or (c) above shall not involve a disposition for value; (iii) with respect to (a), (b), (c), (d) and (e) above, such transfers (irrespective of whether such transfer involves a disposition of value, to the extent permitted) are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act; and (iv) the selling stockholder, executive officer or director does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on Form 5 made after the expiration of the lock-up period), irrespective of whether such transfer involves a disposition of value, to the extent permitted.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
New York Stock Exchange Listing
The shares are listed on the New York Stock Exchange under the symbol “OMF.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. The underwriter may close out any covered short position by purchasing shares in the open market or by exercising its option to purchase additional shares solely. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them to purchase additional shares. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
Neither we, the selling stockholder nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the selling stockholder nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and investment funds, separate accounts or other entities owned (in whole or in part), controlled, managed and/or advised by the underwriter or its affiliates. The underwriter and/or its affiliates have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Apollo Global Securities, LLC, an underwriter of this offering, is receiving a portion of the gross spread of the offering and is an affiliate of Apollo, which as part of the Apollo-Värde Group, is OMH’s largest indirect stockholder. The decision to distribute shares was made independently of the selling stockholder entities, which entities had no involvement in determining whether and when to underwrite and distribute shares under this offering or the terms of this offering.
Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or Subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Member State of the European Economic Area (the “EEA”), will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither us nor the underwriter has authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
No shares have been offered or will be offered pursuant to the offering to the public in any Member State of the EEA prior to the publication of a prospectus in relation to the shares other than:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom (“UK”), this prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in the UK of shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither us nor the underwriter has authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish or supplement a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

No shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the UK at any time:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),
provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the UK.
Notice to Prospective Investors in Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the shares of common stock.
Notice to Prospective Investors in the Dubai International Financial Centre
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones.
The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and no advertisement, invitation or document relating to the shares have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
A.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

C.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed for or acquired under Section 275 of the SFA by a relevant person which is:
A.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares pursuant to an offer made under Section 275 of the SFA except:
A.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

B.	where no consideration is or will be given for the transfer;
C.	where the transfer is by operation of law;
D.	as specified in Section 276(7) of the SFA; or
E.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations 2018”), unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Sidley Austin LLP, Chicago, Illinois is representing us in connection with this offering. The underwriter has been represented by Cahill Gordon & Reindel LLP, New York, New York.
EXPERTS
The OMH financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website address is www.sec.gov. In addition, our SEC filings are accessible on our Investor Relations website at www.omf.com under the heading “Financials & Filings.” The information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
This prospectus supplement “incorporates by reference” information that OMH has filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering, except that any interactive data in eXtensible Business Reporting Language shall not be deemed incorporated by reference herein and that any such reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
•	Combined Annual Report of OMH and OMFC on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 9, 2021;
•
Combined Quarterly Report of OMH and OMFC on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 27, 2021 and the combined Quarterly Report of OMH and OMFC on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on July 23, 2021;

•
Current Reports of OMH on Form 8-K filed with the SEC on February 16, 2021, March 10, 2021, May 4, 2021, May 27, 2021, June 17, 2021, June 22, 2021, July 16, 2021, August 3, 2021, August 6, 2021 and August 11, 2021;

•
those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 13, 2021 incorporated by reference in the Annual Report of OMH on Form 10-K for the year ended December 31, 2020; and

•	the description of OMH common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013.

We will provide to each person, including any beneficial owner to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:
OneMain Holdings, Inc.
601 N.W. Second Street
Evansville, IN 47708
Attention: Legal Department
Telephone: (812) 424-8031

PROSPECTUS

ONEMAIN HOLDINGS, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
(and guarantees thereof)
WARRANTS
STOCK PURCHASE CONTRACTS
AND
STOCK PURCHASE UNITS
ONEMAIN FINANCE CORPORATION
DEBT SECURITIES
(and guarantees thereof)
OneMain Holdings, Inc. (“OMH”) may offer, issue and sell from time to time, together or separately:
•	shares of its common stock;
•	shares of its preferred stock, which it may issue in one or more series;
•	depositary shares representing shares of its preferred stock;
•	debt securities, which may be senior, subordinated or junior subordinated debt securities;
•	warrants to purchase debt or equity securities;
•	stock purchase contracts to purchase shares of its common stock; and
•
stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase its common stock or other securities under the stock purchase contracts.

OneMain Finance Corporation, a direct wholly-owned subsidiary of OMH (“OMFC”), may guarantee the principal of, and premium (if any) and interest on, any such debt securities. OMFC may, from time to time, offer and sell debt securities, which may be senior, subordinated or junior subordinated debt securities, and OMH may guarantee the principal of, and premium (if any) and interest on, such debt securities. In this prospectus, we refer to the debt securities and the guarantees thereof, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of OMH and the debt securities of OMFC and the guarantees thereof registered hereunder collectively as the “securities.”
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
OMH common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “OMF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is November 6, 2020.

Unless otherwise stated or the context otherwise requires, references in this prospectus to (i) “OMH” refer to OneMain Holdings, Inc. and references to “the Company,” “we,” “our,” and “us” refer to OneMain Holdings, Inc. collectively with its subsidiaries, whether directly or indirectly owned, including OMFC, and (ii) “OMFC” refer to OneMain Finance Corporation, and unless the context otherwise requires, its consolidated subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. Under this automatic shelf registration process, we or any selling stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the securities that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at www.omf.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that each of OMH and OMFC file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that OMH and OMFC have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):
•	Combined Annual Report of OMH and SFC (now known as OMFC) on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020 (“2019 Annual Report on Form 10-K”);
•
Combined Quarterly Reports of OMH and SFC (now known as OMFC) on Form 10-Q for the quarter ended March 31, 2020, and Combined Quarterly Reports of OMH and OMFC on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, filed with the SEC on April 29, 2020, July 30, 2020, and October 29, 2020, respectively;

•	Current Reports of OMH on Form 8-K, filed with the SEC on March 3, 2020, March 18, 2020, April 23, 2020, May 14, 2020, May 22, 2020, June 29, 2020, July 17, 2020, July 20, 2020 and August 31, 2020;
•	Current Reports of OMFC on Form 8-K, filed with the SEC on May 14, 2020 and June 29, 2020;
•	Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 6, 2020 incorporated by reference in the 2019 Annual Report on Form 10-K; and
•	The description of OMH’s common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013.
We incorporate by reference additional documents that OMH and OMFC may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The SEC file number is 001-36129 for OMH and 001-06155 for OMFC.
We will provide without charge, upon written or oral request, a copy to each person to whom this prospectus is delivered of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to OneMain Holdings, Inc., 601 N.W. Second Street, Evansville, Indiana 47708 (telephone number: (812) 424-8031).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking statements. As set forth more fully under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
•	adverse changes in general economic conditions, including the interest rate environment and the financial markets;
•	risks associated with the global outbreak of a novel strain of coronavirus (“COVID-19”) and the mitigation efforts by governments and related effects on us, our customers, and employees;
•
our estimates of the allowance for finance receivable losses may not be adequate to absorb actual losses, causing our provision for finance receivable losses to increase, which would adversely affect our results of operations;

•	increased levels of unemployment and personal bankruptcies;
•	adverse changes in the rate at which we can collect or potentially sell our finance receivables portfolio;
•	natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or our branches or other operating facilities;
•	war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, or other events disrupting business or commerce;
•
risks related to the acquisition or sale of assets or businesses or the formation, termination, or operation of joint ventures or other strategic alliances, including increased loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers;

•
a failure in or breach of our operational or security systems or infrastructure or those of third parties, including as a result of cyber-attacks, or other cyber-related incidents involving the loss, theft or unauthorized disclosure of personally identifiable information, or “PII,” of our present or former customers;

•	our credit risk scoring models may be inadequate to properly assess the risk of customer unwillingness or lack of capacity to repay;
•	adverse changes in our ability to attract and retain employees or key executives to support our businesses;
•
increased competition, or changes in customer responsiveness to our distribution channels, an inability to make technological improvements, and the ability of our competitors to offer a more attractive range of personal loan products than we offer;

•
changes in federal, state, or local laws, regulations, or regulatory policies and practices that adversely affect our ability to conduct business or the manner in which we currently are permitted to conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations, including effects of Public Law 115-97 amending the Internal Revenue Code of 1986, commonly referred to as the “Tax Act,” and the Coronavirus Aid, Relief, and Economic Security Act, commonly referred to as the “CARES Act”;
•	risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves;
•	our inability to successfully implement our growth strategy for our consumer lending business or successfully acquire portfolios of personal loans;
•	a change in the proportion of secured loans may affect our personal loan receivables and portfolio yield;
•	declines in collateral values or increases in actual or projected delinquencies or net charge-offs;
•
potential liability relating to finance receivables which we have sold or securitized or may sell or securitize in the future if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions;

•	the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations, including any associated litigation and damage to our reputation;
•
the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any associated litigation and damage to our reputation;

•	our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with our debt covenants;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	any material impairment or write-down of the value of our assets;
•
the ownership of OMH’s common stock continues to be highly concentrated, which may prevent other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;

•	the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital;
•
our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry or our ability to incur additional borrowings;

•	our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;
•	changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices; and
•	management estimates and assumptions, including estimates and assumptions about future events, may prove to be incorrect.
We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

OUR COMPANY
Overview
We are a leading consumer finance company providing responsible personal loan products to customers through our branch network and the internet. We have over a 100-year track record of high-quality origination, underwriting and servicing of secured and unsecured personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allows us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.
We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry. Our business model revolves around an effective origination, underwriting and servicing process that leverages each branch office’s local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer’s household budget and his or her willingness and capacity to repay the loan.
In connection with our personal loan business, our insurance subsidiaries offer our customers optional credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans. As of September 30, 2020, we had $17.8 billion of net finance receivables due from approximately 2.30 million personal loans, all of which was held by OMFC and its subsidiaries.
Our Corporate History and Corporate Information
OMFC is a financial services holding company whose subsidiaries engage in the consumer finance and insurance business. OMFC was incorporated in Indiana in 1927 as successor to a business started in 1920. OMH was incorporated in Delaware in 2013. On November 15, 2015, OMH acquired all of the outstanding equity interests of OneMain Financial Holdings, LLC (“OMFH”) for approximately $4.5 billion in cash (the “OneMain Acquisition”). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly-owned, indirect subsidiary of OMH. Subsequently, in an effort to simplify our legal entity structure, we undertook a series of intercompany equity contributions and mergers, pursuant to which OMFH become a wholly-owned direct subsidiary of OMFC (effective as of June 22, 2018) and OMFC became a wholly-owned direct subsidiary of OMH (on September 20, 2019, but effective for purposes of OMFC’s consolidated financial statements as of July 1, 2019). Effective as of July 1, 2020, OMFC changed its name from Springleaf Finance Corporation to OneMain Finance Corporation.
On June 25, 2018, an investor group led by funds managed by affiliates of Apollo Global Management, LLC and Värde Partners, Inc. (the “Apollo-Värde Group”) completed its purchase of 54,937,500 shares (the “Apollo-Värde Transaction”) of OMH’s common stock beneficially owned by Springleaf Financial Holdings, LLC, representing the entire holdings of OMH’s stock beneficially owned by a private equity fund managed by an affiliate of Fortress Investment Group LLC, for an aggregate purchase price of approximately $1.4 billion in cash (the “Apollo-Värde Transaction”). As a result of the Apollo-Värde Transaction, the Apollo-Värde Group is OMH’s largest indirect stockholder and, as of September 30, 2020, owns approximately 40.9% of the outstanding shares of OMH’s common stock.
General
OMH’s common stock is traded on the NYSE under the symbol “OMF.”
OMH is incorporated in Delaware and OMFC is incorporated in Indiana. Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708. Our telephone number is (812) 424-8031. Our website address is www.omf.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well the risk factors discussed under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. Unless otherwise specified in an accompanying prospectus supplement, OMFC’s debt securities will be issued in one or more series under an indenture between OMFC, OMH and Wilmington Trust, National Association, as trustee, dated as of December 3, 2014 (the “OMFC Indenture”), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and OMH’s debt securities will be issued in one or more series under the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part (together with the OMFC Indenture, the “indentures”). See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures will be qualified under the Trust Indenture Act of 1939 (the “TIA”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the indenture or form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.
Please note that, in this section titled “Description of Debt Securities,” references to “the Company,” “we,” “our” and “us” refer either to OMH or OMFC, as the issuer, as applicable, of the applicable series of debt securities and not to any of their respective subsidiaries, unless the context requires otherwise. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be Wilmington Trust, National Association.
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	whether the issuer of the debt securities is OMH or OMFC;
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date on which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, at which such debt securities will be issued;
•	whether the indenture will contain any additional covenants, or eliminate or change any covenants described herein, that apply to the debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees
The debt securities issued by OMH may be guaranteed by certain subsidiaries of OMH, including OMFC. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by OMFC will be fully and unconditionally guaranteed by OMH. These guarantees will be joint and several obligations of the guarantor(s). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Certain Covenants
Unless provided otherwise in the applicable prospectus supplement, each indenture provides for the following covenants for the benefit of the holders of all series of debt securities issued thereunder:
SEC Reports and Reports to Holders and the Trustee
The issuer, pursuant to Section 314(a) of the TIA, will be required to file with the trustee within fifteen days after the issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The issuer, pursuant to Section 314(a) of the TIA, will also be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the issuer with the conditions and covenants provided for in the applicable indenture as may be required from time to time by such rules and regulations. The issuer is also required to deliver to the trustee, within 120 days after the end of the issuer’s fiscal year, a written statement as to the Company’s compliance with all conditions and covenants under the indenture. In addition, the issuer, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the debt securities within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.
The issuer has also agreed to notify the trustee when and as the notes become admitted to trading on any national securities exchange.
Restrictions on Liens
(a)
The issuer will not at any time, directly or indirectly, suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of its or upon any income or profit therefrom, without making effective provision, and the issuer covenants that in any such case the issuer will make or cause to be made effective provision, whereby the debt securities shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured.

(b)
Nothing in this covenant shall be construed to prevent the issuer or any Subsidiary from creating, assuming or suffering to exist, and the issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the debt securities as hereinabove provided, any Mortgage of the following character:

(1)	any Mortgage on any properties or assets of the issuer or any Subsidiary existing on the issue date;

(2)
any Mortgage on any properties or assets of the issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets, as applicable;

(3)	any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the issuer or to a Wholly-owned Subsidiary;
(4)
any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(5)
any purchase money Mortgage on property, real or personal, acquired or constructed by the issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

(6)
refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

(7)
deposits, liens or pledges to enable the issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the issuer or any Subsidiary is a party, or to secure public or statutory obligations of the issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(8)
mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

(9)
liens arising out of judgments or awards against the issuer or any Subsidiary with respect to which the issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such Subsidiary is a party;

(10)
liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the issuer or of the Subsidiary owning the same;
(11)
other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(12)
any Mortgage created by the issuer or any Subsidiary in connection with a transaction intended by the issuer or such Subsidiary to be one or more sales of properties or assets of the issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

(c)
If at any time the issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the issuer shall promptly deliver to the trustee (1) an officers’ certificate stating that the covenant of the issuer contained in subsection (a) of this covenant has been complied with; and (2) an opinion of counsel to the effect that such covenant has been complied with, and that any instruments executed by the issuer in the performance of such covenant comply with the requirements of such covenant.

(d)
In the event that the issuer shall hereafter secure the debt securities equally and ratably with (or prior to) any other obligation or Indebtedness pursuant to the provisions of this covenant, the trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the trustee to enforce effectively the rights of the holders of the debt securities so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Merger and Consolidation
Unless provided otherwise in the applicable prospectus supplement, the issuer may consolidate with, merge with or into, or sell or convey all or substantially all of the issuer’s assets to, any other corporation or entity if:
(a)
(i) in the case of a merger, the issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the issuer’s assets shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants under the applicable indenture and the debt securities to be performed or observed by the issuer by a supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such entity; and

(b)
the issuer or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not expressly permitted by the provisions of the applicable indenture or shall have secured the debt securities thereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted; and

(c)
the issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture and an opinion of counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor entity.

Modification and Waiver
Unless provided otherwise in the applicable prospectus supplement, each indenture, the debt securities and the debt security guarantees may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:
•	change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any outstanding debt security;
•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;
•	change the places or currency of payment of the principal of, or any premium or interest on, any debt security;
•	impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any debt security on or after the date the payment is due;
•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:
(a)	modify or amend the applicable indenture with respect to that series,
(b)	waive any past default or compliance with certain restrictive provisions, or
(b)	constitute a quorum or take action at a meeting; or
•
otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:

(a)	increase the percentage of outstanding debt securities necessary to modify or amend the indenture or to give the waiver, or
(b)
provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the issuer’s obligation to comply with certain restrictive provisions applicable to the series.
The indenture, the debt securities and the debt security guarantees may be modified or amended without the consent of any holder of outstanding debt securities for any of the following purposes:
•	to evidence that another entity is the issuer’s or a guarantor’s successor, as applicable, and has assumed the issuer’s or guarantors obligations with respect to the debt securities;
•
to add to the issuer’s or a guarantor’s covenants, as applicable, for the benefit of the holders of all or any series of debt securities or to surrender any of the issuer’s or guarantor’s rights or powers under the applicable indenture;

•	to add any Events of Default to all or any series of debt securities;
•
to delete or modify any Events of Default with respect to all or any series of debt securities and to specify the rights and remedies of the trustee and the holders of such securities in connection therewith;

•
to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any debt securities, to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in any such case the interests of the holders of debt securities are not adversely affected in any material respect;

•	to add to, change or eliminate any provision of the applicable indenture in respect of one or more series of debt securities, so long as either
(a)	there is no outstanding debt security of any series entitled to the benefit of the provision; or
(b)	the amendment does not apply to any then outstanding debt security;
•	to secure any series of the debt securities’
•
to provide for the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions to facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•
to facilitate the satisfaction and discharge, or Legal Defeasance or Covenant Defeasance with respect to the debt securities of any series by the deposit in trust of money and/or Government Obligations;

•	to cure any ambiguity, defect, mistake or inconsistency in the applicable indenture, debt security or debt security guarantee; or
•
to make any other changes with respect to matters or questions arising under the applicable indenture, or any series of debt security or debt security guarantee so long as the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Satisfaction and Discharge
Unless provided otherwise in the applicable prospectus supplement, each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:
(a)	either
(1)
all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the issuer, have been delivered to the trustee for cancellation; or

(2)
all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	the issuer has paid or caused to be paid all sums payable by it under the indenture; and
(c)
in the event of a deposit as provided in clause (i)(b) above, the issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance of Certain Covenants
The issuer at any time may terminate all its obligations under the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities of the applicable series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. This is known as “Legal Defeasance.” The issuer at any time may terminate its obligations under the covenants described under “—Limitations on Liens” above and the operation of clause (4) described under “—Events of Default, Notice and Waiver” below. This is known as “Covenant Defeasance.”

The issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the issuer exercises its Legal Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its Covenant Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default specified in clause (4) described under “—Events of Default, Notice and Waiver” below.
In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “Defeasance Trust”) with the trustee money or Government Obligations for the payment of principal and interest (if any) on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the applicable series of debt securities will mature or be redeemed within 30 days) delivering to the trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
Events of Default, Notice and Waiver
Unless provided otherwise in the applicable prospectus supplement, if an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to a series of debt securities have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind the acceleration and its consequences.
The holders of a majority in aggregate principal amount of debt securities of an affected series may waive any past Default with respect to such series of debt securities, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any debt security; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of an affected series.
“Event of Default,” when used in each indenture with respect to any series of debt securities, means any of the following events:
(a)	a default in the payment of any interest payable in respect of any debt security, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(b)	a default in the payment of the principal of and any premium on any debt security when it becomes due and payable at its maturity;
(c)	a default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;
(d)	a default by the issuer in the performance or breach of any covenant or warranty under the Indentures, and the continuance of such default or breach for a period of 90 days; and
(e)	certain events in bankruptcy, insolvency or reorganization of the issuer.
A Default under clause (d) is not an Event of Default until the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series notify the issuer in writing of the Default, and the issuer does not cure the Default within the time specified in such clause after receipt of such notice.
When a Default under clause (d) is cured or remedied within the specified period, it ceases to exist. If an Event of Default (other than an Event of Default with respect to the issuer specified in clause (e) above) occurs and is continuing, the trustee, by written notice to the issuer, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series, by written notice to the issuer and the trustee, may declare all unpaid principal of and accrued interest on the debt securities of the affected series then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately, subject to certain conditions as described in the indenture.
If an Event of Default with respect to the issuer specified in clause (e) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
Under certain circumstances, the holders of a majority in aggregate principal amount of the debt securities of the affected series then outstanding may rescind an acceleration with respect to the debt securities of the affected series and its consequences.
In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the applicable indenture or the debt securities of the affected series unless (i) such holder has previously given the trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested the trustee to pursue the remedy, (iii) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding debt securities of the affected series have not given the trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of the affected series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.
If a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the issuer is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The issuer is also required to deliver to the trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute a Default.
Certain Definitions
Unless provided otherwise in the applicable prospectus supplement, as used in the indentures and this prospectus, the following definitions apply:
“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Government Obligations,” means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such debt security or such installment of principal or premium or interest is due and payable.
“Subsidiary,” when used with respect to any Person, shall mean (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Wholly-owned,” when used with reference to a Subsidiary of a Person, shall mean a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by such Person and/or one or more of such Person’s wholly-owned Subsidiaries.
Global Securities
Unless the issuer informs you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. With respect to any debt securities held in book-entry form through a depositary, the depositary or its nominee will be the sole registered and legal owner of those debt securities, and references in this prospectus to any “securityholder” or “holder” of those debt securities means only the depositary or its nominee.
Regarding the Trustee
The trustee for each indenture is Wilmington Trust, National Association. The trustee is permitted to engage in other transactions with the issuer and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder, member or limited partner of the issuer or its parent companies shall have any liability for any of its obligations under the debt securities or the applicable indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.
Governing Law
The indenture, the debt securities and any guarantees thereunder shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of OMH’s amended and restated certificate of incorporation, as amended (the “A&R Certificate”) and amended and restated bylaws, as amended (the A&R Bylaws”). These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our A&R Certificate and A&R Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this “Description of the Capital Stock” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.
Authorized Capital Stock
Our authorized capital stock consists of:
•	2,000,000,000 shares of common stock, par value $0.01 per share; and
•	300,000,000 shares of preferred stock, par value $0.01 per share.
As of October 22, 2020, 134,325,845 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.
The following is a description of the material terms of our A&R Certificate and A&R Bylaws, copies of which have been filed with the SEC.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Our A&R Certificate does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, subject to other rights or limitations, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.
Regulations Concerning Change of Control
Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Texas) have laws or regulations which require regulatory approval for the acquisition of “control” of regulated entities. Under some state laws or regulations applicable to licensing, there exists a presumption of “control” when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under the insurance statutes of Texas). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that “control” has not been acquired.
Amended and Restated Stockholders Agreement
General
On June 25, 2018, in connection with the closing of the Apollo-Värde Transaction, the Company and OMH Holdings L.P., a special purpose entity formed by the Apollo-Värde Group (the “Acquisition Entity”), entered into an amended and restated stockholders agreement (the “A&R Stockholders Agreement”) containing, among other things, certain provisions described below. As discussed further below, the A&R Stockholders Agreement provides certain rights to the Acquisition Entity with respect to the designation of directors for nomination and election to the OMH board of directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Acquisition Entity and its Permitted Transferees (collectively, the “Stockholders”). The term “Permitted Transferees” and other capitalized terms used but not defined in this discussion have the respective meanings given to them in the A&R Stockholders Agreement.
The A&R Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts, including voting or causing to be voted all of our voting shares beneficially owned by each, so that no amendment is made to our A&R Certificate or Bylaws in effect as of the date of the A&R Stockholders Agreement (i) that would add restrictions to the transferability of our shares by the Stockholders, which are beyond those provided for in our A&R Certificate, the A&R Stockholders Agreement or applicable securities laws or (ii) that nullify the rights set out in the A&R Stockholders Agreement of the Stockholders unless such amendment is approved by such Stockholders.
Designation and Election of Directors
The A&R Stockholders Agreement provides that, for so long as the A&R Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities held of record or beneficially owned by such Stockholder entitled to vote generally in the election of our directors and, with respect to us, including in the slate of nominees recommended by the OMH board of directors those individuals designated by the Acquisition Entity) so as to elect to the OMH board of directors, and to cause to continue in office:
•
a number of directors equal to a majority of the OMH board of directors, plus one director, who are designated by the Acquisition Entity, for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, at least 33% of our voting power;

•	a number of directors equal to a majority of the OMH board of directors, minus one director, who are designated by the Acquisition Entity, for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, less than 33% but at least 20% of our voting power, provided that if the OMH board of directors consists of six or fewer directors, then the Acquisition Entity shall have the right to designate two directors;
•
a number of directors (rounded up to the nearest whole number) that would be required to maintain the Acquisition Entity’s proportional representation on the OMH board of directors who are designated by the Acquisition Entity for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, less than 20% but at least 10% of our voting power, provided that if the OMH board of directors consists of six or fewer directors, then the Acquisition Entity shall have the right to designate two directors; and

•
a number of directors (rounded up to the nearest whole number) that would be required to maintain the Acquisition Entity’s proportional representation on the OMH board of directors who are designated by the Acquisition Entity for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, less than 10% but at least 5% of our voting power, provided that if the OMH board of directors consists of six or fewer directors, then the Acquisition Entity shall have the right to designate one director.

Indemnification of the Acquisition Entity
The A&R Stockholders Agreement provides that we will indemnify the Acquisition Entity and its officers, directors, employees, agents, and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:
•	the Acquisition Entity’s status as an equity holder of the Company;
•	the ownership or the operation of our assets or properties and the operation or conduct of our business; and
•	any other activities we engage in.
In addition, we have agreed to indemnify the Acquisition Entity and its officers, directors, employees, agents, and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to actual or alleged misstatements in or omissions from any registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, other than misstatements or omissions made in reliance on information relating to and furnished by the Acquisition Entity for use in the preparation of that registration statement or report.
Registration Rights
Demand Rights. Each Stockholder has, for so long as such Stockholder directly or indirectly beneficially owns, together with Acquisition Entity and its Permitted Transferees, an amount of Company common stock (whether owned at the time of the offering or subsequently acquired) equal to or greater than 1% of our shares of common stock then issued and outstanding (a “Registrable Amount”), “demand” registration rights that allow the Stockholder, for itself and for the Acquisition Entity and its Permitted Transferees, at any time after 180 days following the date of the A&R Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for the Acquisition Entity and its Permitted Transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.
Piggyback Rights. For so long as Stockholders beneficially own a Registrable Amount and subject to certain other conditions, Stockholders have “piggyback” registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These “piggyback” registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration. We granted to the Acquisition Entity and its Permitted Transferees, for so long as the Acquisition Entity, together with its Permitted Transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of Company common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, Stockholders may elect to participate in such shelf registrations within five days after notice of the registration is given.
Indemnification; Expenses; Lock-ups. Under our A&R Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholders and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the A&R Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the A&R Stockholders Agreement. Under the A&R Stockholders Agreement we agreed to enter into, and to cause our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Acquisition Entity, for itself and for its affiliates and Permitted Transferees.
Observer Rights. For so long as the Stockholders beneficially own, in the aggregate, at least 10% of the voting power of the Company, the Acquisition Entity shall have the right to appoint three non-voting representatives to attend meetings of the OMH board of directors and committees of the OMH board of directors.
Anti-Takeover Effects of Delaware Law, OMH’s A&R Certificate and A&R Bylaws
The following is a summary of certain provisions of our A&R Certificate and A&R Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Our A&R Certificate provides that Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), an anti-takeover law, will not apply to us; however, our A&R Certificate contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our A&R Certificate provides that the Acquisition Entity and certain of its affiliates, and any group as to which such persons are a party or any transferee of any such person or group of persons, will not constitute “interested stockholders” for purposes of this provision.
Other Provisions of Our A&R Certificate and A&R Bylaws
Our A&R Certificate provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2023, 2021, and 2022, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our A&R Certificate and A&R Bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as Acquisition Entity and certain of its affiliates and Permitted Transferees beneficially own, directly or indirectly, at least 30% of our issued and outstanding common stock, directors may be removed with or without cause with the affirmative vote of a majority of the voting interest of stockholders entitled to vote. Pursuant to our A&R Certificate, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “—Preferred Stock.”
Ability of our Stockholders to Act
Our A&R Certificate and A&R Bylaws do not permit our stockholders to call special stockholders meetings; provided, however, that for so long as the Acquisition Entity and certain of its affiliates and Permitted Transferees beneficially own at least 20% of our issued and outstanding common stock, any stockholders that collectively beneficially own at least 20% of our issued and outstanding common stock may call special meetings of our stockholders. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Under our A&R Certificate and A&R Bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as the Acquisition Entity and certain of its affiliates and Permitted Transferees beneficially own, directly or indirectly, at least 20% of our issued and outstanding common stock. After the Acquisition Entity and certain of its affiliates and Permitted Transferees, beneficially own, directly or indirectly, less than 20% of our issued and outstanding stock, only action by unanimous written consent of our stockholders can be taken without a meeting.
Our A&R Bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Our A&R Bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
Forum Selection Clause
Our A&R Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our A&R Certificate provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our A&R Certificate further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.
Limitations on Liability and Indemnification of Directors and Officers
Our A&R Certificate provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for the following (to the extent such exemption is not permitted under the DGCL, as amended from time to time):
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	intentional misconduct or a knowing violation of law;
•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or
•	any transaction from which the director derives an improper personal benefit.

Our A&R Certificate and A&R Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
We have entered into separate indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our A&R Certificate against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our A&R Certificate. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Corporate Opportunity
Under our A&R Certificate, to the extent permitted by law:
•
The Acquisition Entity and its affiliates have the right to and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if the Acquisition Entity or any of its affiliates or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
in the event that any of our directors and officers who is also a director, officer, or employee of the Acquisition Entity or any of its affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if the Acquisition Entity or any of its affiliates pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.
Transfer Agent
The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “OMF”.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock. References in this “Description of Depositary Shares” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	all outstanding depositary shares to which it relates have been redeemed or converted; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. References in this “Description of the Warrants” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part. References in this “Description of Stock Purchase Contracts and Stock Purchase Units” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
SELLING STOCKHOLDERS
Information about selling stockholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any, and any obligations in relation thereto;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its common stock under this prospectus, a selling stockholder may:
•	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirement of Rule 144 or Rule 145; or
•	sell its common stock by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. If we offer securities through dealers, the applicable prospectus supplement will specify any commissions or discounts offered to such dealers.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. In addition, certain legal matters will be passed upon for OMFC by Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of OMFC.
EXPERTS
The OneMain Holdings, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and Springleaf Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The OneMain Finance Corporation financial statements incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and Springleaf Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

6,000,000 Shares

OneMain Holdings, Inc.
Common Stock
PRELIMINARY PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
Barclays
   , 2021